As filed with the Securities and Exchange Commission on May 15, 2006

Registration No. ____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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TOREADOR RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-0991164
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4809 Cole Avenue, Suite 108 Dallas, Texas (Address of Principal Executive Offices)	75205 (Zip Code)

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Toreador Resources Corporation 2005 Long-Term Incentive Plan

(Full title of the plan)

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G. Thomas Graves III

President and Chief Executive Officer

Toreador Resources Corporation

4809 Cole Avenue, Suite 108

Dallas, Texas 75205

(Name and address of agent for service)

(214) 559-3933

(Telephone number, including area code, of agent for service)

with copies of communications to:

Janice V. Sharry, Esq.

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, Texas 75202

(214) 651-5000

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.15625 par value	500,000	$29.01	$14,505,000.00	$1,553.00

(1)

Representing additional shares authorized under the Toreador Resources Corporation 2005 Long-Term Incentive Plan, plus such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act, based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on May 12, 2006.

EXPLANATORY STATEMENT IN CONNECTION WITH THE FILING

OF A REGISTRATION STATEMENT ON FORM S-8

FILED PURSUANT TO INSTRUCTION E OF FORM S-8

The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-125050) (the “Registration Statement”), registering 250,000 shares under the Registrant’s 2005 Long-Term Incentive Plan, the contents of which are incorporated herein by reference. In accordance with Instruction E of the general instructions to Form S-8, this Registration Statement is registering an additional 500,000 shares under the 2005 Long-Term Incentive Plan.

Item 8.  Exhibits.

Exhibit No.	Description
4.1

Restated Certificate of Incorporation, of Toreador Resources Corporation (previously filed as Exhibit 3.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2005, File No. 000-02517, and incorporated herein by reference).

4.2

Third Amended and Restated Bylaws of Toreador Resources Corporation (previously filed as Exhibit 3.2 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2005, File No. 000-02517, and incorporated herein by reference).

4.3

Toreador Resources Corporation 2005 Long-Term Incentive Plan (previously filed as Exhibit 10.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2005, File No. 000-02517, and incorporated herein by reference).

4.4

Form of Specimen Stock Certificate representing shares of Toreador Resources Corporation Common Stock (previously filed as Exhibit 4.20 to Toreador Resources Corporation Registration Statement on Form S-3 (Registration No. 333-129628) filed with the Securities and Exchange Commission on November 10, 2005, File No. 000-02517, and incorporated herein by reference).

4.5

Toreador Resources Corporation Amendment No. 1 to the Toreador Resources Corporation 2005 Long-Term Incentive Plan (previously filed as Exhibit 10.1 to Toreador Resources Corporation Current Report filed with the Securities and Exchange Commission on May 12, 2006, File No. 000-02517, and incorporated herein by reference).

5.1*	Opinion of Haynes and Boone, LLP.
23.1*	Consent of Haynes and Boone, LLP (included in the opinion of Haynes and Boone, LLP, filed herewith as Exhibit 5.1)
23.2*	Consent of Hein & Associates LLP.
23.3*	Consent of LaRoche Petroleum Consultants, Ltd.
24.1*	Power of attorney (included on signature page to this registration statement).

____________________

*	Each document marked with an asterisk is filed herewith.
Item 9.	Undertakings

The registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference to the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 15th day of May, 2006.

TOREADOR RESOURCES CORPORATION

By:	/s/ G Thomas Graves III
G. Thomas Graves III

President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Toreador Resources Corporation, a Delaware corporation, do hereby constitute and appoint G. Thomas Graves III and Douglas W. Weir, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part or in connection with this registration statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons and in the following capacities on the 15th day of May, 2006.

Signature	Title

/s/ G. Thomas Graves III. G. Thomas Graves III	President, Chief Executive Officer and Director

/s/ Douglas W. Weir Douglas W. Weir	Senior Vice President – Chief Financial Officer (Principal Financial Officer)
/s/ Charles J. Campise Charles J. Campise	Vice President – Accounting and Chief Accounting Officer (Principal Accounting Officer)
/s/ John Mark McLaughlin John Mark McLaughlin	Director, Chairman of the Board of Directors

/s/ Nigel J. B. Lovett . Nigel J.B. Lovett	Director

/s/ H. R. Sanders, Jr. . H.R. Sanders, Jr.	Director

/s/ William I. Lee William I. Lee	Director

/s/ Herbert L. Brewer . Herbert L. Brewer	Director

/s/ David M. Brewer . David M. Brewer	Director

/s/ Peter L. Falb . Peter L. Falb	Director

/s/ Nicholas Rostow . Nicholas Rostow	Director

/s/ Herbert C. Williamson III Herbert C. Williamson III	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1

Restated Certificate of Incorporation, of Toreador Resources Corporation (previously filed as Exhibit 3.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2005, File No. 000-02517, and incorporated herein by reference).

4.2

Third Amended and Restated Bylaws of Toreador Resources Corporation (previously filed as Exhibit 3.2 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2005, File No. 000-02517, and incorporated herein by reference).

4.3

Toreador Resources Corporation 2005 Long-Term Incentive Plan (previously filed as Exhibit 10.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2005, File No. 000-02517, and incorporated herein by reference).

4.4

Form of Specimen Stock Certificate representing shares of Toreador Resources Corporation Common Stock (previously filed as Exhibit 4.20 to Toreador Resources Corporation Registration Statement on Form S-3 (Registration No. 333-129628) filed with the Securities and Exchange Commission on November 10, 2005, File No. 000-02517, and incorporated herein by reference).

4.5

Toreador Resources Corporation Amendment No. 1 to the Toreador Resources Corporation 2005 Long-Term Incentive Plan (previously filed as Exhibit 10.1 to Toreador Resources Corporation Current Report filed with the Securities and Exchange Commission on May 12, 2006, File No. 000-02517, and incorporated herein by reference).

5.1*	Opinion of Haynes and Boone, LLP.
23.1*	Consent of Haynes and Boone, LLP (included in the opinion of Haynes and Boone, LLP, filed herewith as Exhibit 5.1)
23.2*	Consent of Hein & Associates LLP.
23.3*	Consent of LaRoche Petroleum Consultants, Ltd.
24.1*	Power of attorney (included on signature page to this registration statement).

____________________

*	Each document marked with an asterisk is filed herewith.

EXHIBIT 5.1

[HAYNES AND BOONE, LLP LETTERHEAD]

May 15, 2006

Toreador Resources Corporation

4809 Cole Avenue

Suite 108

Dallas, Texas 75205

Re: Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Toreador Resources Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the registration of up to an aggregate of an additional 500,000 shares (the “Shares”) of the Company’s common stock, par value $0.15625 per share, issuable pursuant to the Company’s 2005 Long-Term Incentive Plan (the “Plan”).

In rendering the opinion set forth herein, we have reviewed the Registration Statement, the Certificate of Incorporation of the Company, as amended to date, and the Bylaws of the Company, as amended to date. In addition, we have examined originals or photostatic or certified copies of certain of the records and documents of the Company, copies of public documents, certificates of officers of the Company, and such other agreements, instruments and documents as we have deemed necessary in connection with the opinion hereinafter expressed. As to the various questions of fact material to the opinion expressed below, we have relied solely upon certificates or comparable documents of officers and representatives of the Company without independent check or verification of their accuracy.

In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based on our examination described above, subject to the assumptions and limitations stated herein, and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly authorized for issuance and, upon issuance in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the federal laws of the United States of America, and, to the extent relevant to the opinion expressed herein, the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the DGCL and such provisions of the Delaware Constitution.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted

/s/ HAYNES AND BOONE, LLP

HAYNES AND BOONE, LLP

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Toreador Resources Corporation of our report dated March 23, 2006, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Toreador Resources Corporation for the year ended December 31, 2005.

Our report dated March 23, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expressed an opinion that management's assessment that Toreador Resources Corporation had not maintained effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also, our report expressed an opinion that Toreador Resources Corporation had not maintained effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

/s/ Hein & Associates LLP

Dallas, Texas

May 9, 2006

EXHIBIT 23.3

CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.,

INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our estimates of reserves included in Toreador Resources Corporation's Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Edward Travis

LAROCHE PETROLEUM CONSULTANTS, LTD.

Dallas, Texas

May 15, 2006